UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2005, the Company’s Compensation Committee of the Board of Directors adopted a cash bonus plan for fiscal year 2005 (the “Plan”). The Plan is not in writing. All employees of the Company, including executive officers, are entitled to participate in the Plan. Under the terms of the Plan, each executive officer and employee is eligible to receive a cash bonus for fiscal year 2005 based on (1) the Company achieving in fiscal year 2005 a certain revenue target (the “Revenue Target”), and (2) the individual performance of such executive officer or employee in fiscal year 2005. For executive officers, the bonus is based fifty percent on the Revenue Target and fifty percent on the individual performance of such executive officer, and the amount of the bonus that each executive officer is eligible to receive is based on a predetermined target percentage of such executive officer’s base salary. For non-executive officers, a higher percentage of the bonus is based on individual performance and a lower percentage of the bonus is based on the Revenue Target.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2005, the Company received notice from The Nasdaq Stock Market indicating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) will review the April 7, 2005 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) to extend the deadline to May 15, 2005 for the Company to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14).

Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended.

In addition to the April 7, 2005 Panel decision described above, on May 17, 2005 the Panel further extended the deadline to May 31, 2005 for the Company to come into compliance with Nasdaq Marketplace Rule 4310(c)(14). The Panel’s decision to extend the deadline and continue the listing of the Company’s shares on The Nasdaq National Market is subject to the condition that the Company file, on or before May 31, 2005, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, and all required restatements. In addition, the Company’s continued listing is conditioned on the Company timely filing all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before December 31, 2006. The Company is working towards meeting the May 31, 2005 deadline.

The Company will have until June 20, 2005 to submit information for the Listing Council’s consideration. The Company cannot give any assurances as to what actions the Listing Council may take, but such actions could include delisting the Company’s shares from The Nasdaq National Market, even if the Company comes into full compliance with Nasdaq Marketplace Rule 4310(c)(14) prior to the Listing Council’s decision.

The Company cannot provide any assurance that its shares will not be delisted as a result of the Listing Council review process. In addition, if the Company is unable to comply with the conditions for continued listing required by the Panel, then its shares of common stock are subject to immediate delisting from The Nasdaq National Market. If the Company’s shares of common stock are delisted from The Nasdaq National Market, they may not be eligible to trade on any national securities exchange or the over-the-counter market. If the Company’s common stock is no longer traded through a market system, it may not be liquid, which could affect its price.

The Company intends to appeal any decision by the Panel to delist its shares from The Nasdaq National Market, but cannot provide any assurance that its appeal will be successful. Any such appeal will not stay the decision to delist the shares.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1	Press Release of Autobytel Inc. dated May 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President
and General Counsel

Date: May 23, 2005

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1	Press Release of Autobytel Inc. dated May 23, 2005